Exhibit 3.4

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Amendment filed pursuant to † 7 - 90 - 301, et seq. and † 7 - 110 - 106 of the Colorado Revised Statutes (C.R.S.) 1. For the entity, its ID number and entity name are ID number (Colorado Secretary of State ID number) En ti t y na m e. f ili ng a r e (City) (Province – if applicable) BETHESDA ( St a te) ( P osta l / Z ip Cod e ) United States (Country – if not US) ( L as t ) ( F irst) ( M idd l e ) ( Su f f i x) #3 BETHESDA METRO CENTER 20071511407 New Asia Energy, Inc. 2. The new entity name (if applicable) is . 3. (If the following statement applies, adopt the statement by marking the box and include an attachment.) 俶 This document contains additional amendments or other information. 4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment. 5. ( Caution : Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are . (mm/dd/yyyy hour:minute am/pm) Notice : Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered. 6. The true name and mailing address of the individual causing the document to be delivered for PRICE DAVID EDUARD (Street name and number or Post Office Box information) _ MD 20814 SUITE 700 Colorado Secretary of State Date and Time: 10/20/2017 09:48 AM ID Number: 20071511407 Document number: 20171781926 Amount Paid: $25.00 A M D _ P C Page 1 of 2 Rev. 12/20/2016

(If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). A M D _ P C Page 2 of 2 Rev. 12/20/2016

Form must be filed electronically. Paper forms are not accepted. This copy is a sample and cannot be submitted for filing. Articles of Amendment filed pursuant to † 7 - 90 - 301, et seq. and † 7 - 110 - 106 of the Colorado Revised Statutes (C.R.S.) 1. For the entity, its ID number and entity name are ID number (Colorado Secretary of State ID number) En ti t y na m e . f ili ng a r e ( P osta l / Z ip Cod e ) 20071511407 A M D _ P C Page 1 of 2 Rev. 12/20/2016 NEW ASIA ENERGY, INC. 2. The new entity name (if applicable) is . 3. (If the following statement applies, adopt the statement by marking the box and include an attachment.) X This document contains additional amendments or other information. 4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment. 5. ( Caution : Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are . (mm/dd/yyyy hour:minute am/pm) Notice : Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered. 6. The true name and mailing address of the individual causing the document to be delivered for PRICE DAVI D EDUARD ( L as t ) ( F irst) ( M idd l e ) ( Su f f i x) #3 Bethesda Metro Center #700 (Street name and number or Post Office Box information) BETHESDA MD (City) (State) (Province – if applicable) (Country – if not US) 20814

(If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). A M D _ P C Page 2 of 2 Rev. 12/20/2016

Amended & Restated Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

ID Number. 20071511407

Entity Name. NEW ASIA ENERGY, INC.

New Entity Name. N/A.

Amendments. The Articles of the Company are hereby AMENDED to REVERSE SPLIT the common shares of the Company at 40:1, any fractional shares to be rounded up to the next whole number. No other changes are made.

Exchange, Reclassification or Cancellation of Issued Shares. If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment must be included in an attachment.

Delayed Effective Date – None, effective upon receipt. Email Notification. Yes – to David@TopTier.eu

Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

Individual Causing Delivery: Pursuant to § 7-90-301.5, C.R.S., the individual causing delivery is the Corporate Attorney David E. Price, Esq.; #3 Bethesda Metro Center, Suite 700, Bethesda, Md 20814

5